                                                                  Exhibit No. 99


                               FOURTH AMENDMENT
                                    TO THE
                        ICF KAISER INTERNATIONAL, INC.
                              SECTION 401(K) PLAN



         WHEREAS, the ICF Kaiser International, Inc. Section 401(k) Plan (hereinafter referred to as the "Plan") was established effective as of March 1, 1989, by ICF Kaiser International, Inc. (hereinafter referred to as the "Company"); and

         WHEREAS, the Plan was most recently restated as of January 1, 1998; and

         WHEREAS, the restated Plan was amended subsequently on three occasions; and

         WHEREAS, the Company desires to amend the Plan again to comply with recent tax legislation, to reflect various administrative changes, and to accommodate certain divestitures;

         NOW, THEREFORE, effective as of April 7, 1999, unless specifically provided otherwise, the Plan is hereby amended in the respects hereinafter set forth.

         1.    Section 1.6 of the Plan is hereby amended to provide as follows:

               1.6 "Closing" shall mean the consummation of a transaction in which the Company disposes of (i) substantially all of the assets used by the Company in a trade or business of the Company, or (ii) the Company's interest in a subsidiary.

         2. The last sentence of the second paragraph of Section 1.9 of the Plan is hereby deleted effective as of January 1, 1997.

         3. Paragraph (e) of Section 1.12 of the Plan is hereby amended effective January 1, 1997, to provide as follows:

                       (e) a leased employee who pursuant to Section 414(n)(2)
               of the Code means any person (other than a person who is an employee without regard to this Paragraph (e)) engaged in performing services for a Member of the Controlled Group (the "recipient") pursuant to an agreement between the recipient and any other person ("Leasing Organization") who meets the following requirements:

                            (i) he has performed services for one or more
                       Members of the Controlled Group (or for any other "related persons" determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year;

                                    EX99-1

                            (ii) such services are under the primary direction
                       or control of the recipient; and

                            (iii) he is not participating in a "safe harbor
                       plan" of the Leasing Organization. (For this purpose a "safe harbor plan" is a plan that satisfies the requirements of Section 414(n)(5) of the Code, which will generally be a money purchase pension plan with a nonintegrated company contribution rate of at least 10% of compensation and which provides for immediate participation and full and immediate vesting).

               A person who is a leased employee shall also be considered an employee of a Member of the Controlled Group during such period (and solely for the purpose of determining length of service for vesting purposes, and shall also be considered to have been an employee for any earlier period in which he was a leased employee) but shall not be a Participant and shall not otherwise be eligible to become covered by the Plan during any period in which he is a leased employee. Notwithstanding the foregoing, the sole purpose of this Paragraph (e) is to define and apply the term "leased employee" strictly (and only) to the extent necessary to satisfy the minimum requirements of
               Section 414(n) of the Code relating to "leased employees.

         4. Section 1.18 of the Plan is hereby amended effective January 1, 1997, to provide as follows:

               1.18     [Reserved]

         5. Section 1.20 of the Plan is hereby amended effective January 1, 1997, to provide as follows:

               1.20 "Highly-Compensated Employee" shall mean any Employee of the Company or a Member of a Controlled Group for a Plan Year who:

                       (a) during the immediately preceding Plan Year, received
               compensation (as defined in Section 4.3(b)(ii) of the Plan without regard to Sections 125, 402(e)(3) and 402(h)(1)(B) of the
               Code) in excess of $80,000 (such dollar limitation shall be adjusted automatically in accordance with the maximum amount permitted under Section 414(q) of the Code); or

                       (b) during such Plan Year or during the immediately
               preceding Plan Year owned directly or indirectly 5% or more of the Company or a Member of a Controlled Group (so that he is a "5% owner" as defined in Section 416(i)(1) of the Code);

               A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from service or such Employee was a Highly Compensated Employee at any time after attaining age
               55. Notwithstanding the foregoing provisions of this paragraph, the sole purpose of this Section 1.17 is to define and apply the term Highly-Compensated Employee strictly (and only) to the extent necessary to satisfy the minimum requirements of Section 414(q) of the Code

                                    EX99-2
               relating to "highly-compensated employees." This Section 1.17 shall be interpreted, applied and, if and to the extent necessary, deemed modified without formal amendments of language, so as to satisfy solely the minimum requirements of Section 414(q) of the Code.

         6. Section 1.26 of the Plan is hereby amended effective January 1, 1997, to provide as follows:

               1.26 "Non-Highly Compensated Participant" shall mean any Participant who is not a Highly Compensated Participant.

         7. Section 1.38 of the Plan is hereby amended effective January 1, 1997, to provide as follows:

               1.38     [Reserved]

         8.    Section 2.5 of the Plan is hereby amended to provide as follows:

               2.5 Qualified Military Service and Compliance with Uniformed
                   --------------------------------------------------------
               Services Employment and Reemployment Rights Act.
               -----------------------------------------------
               Notwithstanding any provision of the Plan to the contrary, effective as of December 12, 1994, contributions, benefits, and service credit with respect to Qualified Military Service shall be provided in accordance with Section 414(u) of the Code.

         9.    Article II of the Plan is hereby amended by the addition of
Section 2.6 at the end thereof to provide as follows:

               2.6 Cessation of Coverage of Certain Participants. Effective
                   ---------------------------------------------
               as of the date of the Closing with respect to the sale of the Environment and Facilities Management Group ("EFM Group") of the Company to The IT Group, Inc., coverage under the Plan shall be closed to any individual employed by, or at a facility of, the EFM Group and effective as of the date of the Closing with respect to the sale of the stock of ICF Consulting Group, Inc. ("ICF Consulting Group") to CM Equity Partners, L.P., CMEP Coinvestment ICF, L.P. and various individuals, coverage under the Plan shall be closed to any individual employed by, or at a facility of, ICF Consulting Group.

         10. Section 4.4 is hereby amended effective January 1, 1998, to provide as follows:

               4.4  Limitation on Benefits.
                    ----------------------

                       (a) Incorporation of Section 415 of the Code. The
                           ----------------------------------------
               provisions set forth in this Section 4.4 are intended solely to comply with the requirements of Section 415 of the Code and shall be interpreted, applied, and if and to the extent necessary deemed modified without further formal language so as to satisfy solely the minimum requirements of said Section. For such purposes, the

                                    EX99-3
               limitations of Section 415 of the Code are hereby incorporated by reference and made part hereof as though fully set forth herein, but shall be applied only to particular Plan benefits in accordance with the provisions of this Section 4.4, to the extent such provisions are not consistent with said Section 415. The limitations contained in this Section 4.4 shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans specified in Section 415(k) of the Code.

                       (b) Definitions. For purposes of this Section 4.4,
                           -----------
               the following definitions shall apply in addition to those set forth in Article I:

                            (i) The term "Annual Additions" shall mean
                       the amount defined in Section 415 (c)(2) of the Code.

                            (ii) The term "Annual Benefit" shall mean
                       the benefit amount defined in Section 415(b)(2)(A) of the Code as adjusted pursuant to the provisions of
                       Section 415(b)(2)(B), (C), (D), and (E) of the Code.

                            (iii) The term "Compensation" shall mean
                       compensation as defined in Section 415(c)(3) of the Code.

                            (iv) The term "Defined Benefit Fraction" for
                       any Limitation Year beginning prior to January 1, 2000, shall mean the fraction defined in Section 415(e)(2) of the Code.

                            (v) The term "Defined Contribution Fraction"
                       for any Limitation Year beginning prior to January 1, 2000, shall mean the fraction defined in Section 415(e)(3) of the Code.

                            (vi) The term "Employer" shall mean the
                       Company and all Members of a Controlled Group; provided, however, that for purposes of applying the limitations of this Section 4.4 with respect to Limitation Years after December 31, 1999, "50 percent" rather than "80 percent" shall be used in determining Member of a Controlled Group defined under Section 414(b) and Section 414(c) of the Code.

                            (vii) The term "Excess Amount" shall mean
                       the excess of the Participant's Annual Additions for a Limitation Year over the Defined Contribution Maximum Permissible Amount.

                            (viii) The term "Highest Average
                       Compensation" shall mean the average Compensation for the three consecutive calendar years during which the Participant was an active Participant in the Plan and had the greatest aggregate Compensation from the Employer.

                                    EX99-4

                            (ix) The term "Limitation Year" shall mean a
                       calendar year or such other 12-month period elected by the Company pursuant to regulations and rulings under Section 415 of the Code.

                            (x) The term "Defined Contribution Maximum
                       Permissible Amount" shall mean Annual Additions of a Participant which do not exceed the lesser of (i) $30,000 (adjusted in accordance with regulations prescribed by the Secretary of the Treasury for increases in the cost of living), or (ii) 25 percent of such Participant's Compensation paid for such Limitation Year as set forth in Section 415(e)(1) of the Code. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-month consecutive period, such Annual Additions shall not exceed $30,000 multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

                            (xi) The term "Defined Benefit Maximum
                       Permissible Amount" shall mean the Annual Benefit of a Participant which does not exceed the lesser of $90,000 or 100 percent of the Participant's Highest Average Compensation as set forth in Section 415(b)(1) of the Code.

                            (xii) The term "Projected Annual Benefit"
                       shall mean the annual retirement benefit of a Participant attributable to Employer contributions which would be payable to such Participant under a plan based on the assumptions that he continues his employment as a Participant until the Social Security Retirement Age and that his Compensation for the Limitation Year continues at the same rate until the Social Security Retirement Age, and on the basis of the federal Social Security Act as in effect on the last day of the Limitation Year. A Participant's "aggregate Projected Annual Retirement Benefit" shall include his Projected Annual Benefit, if any, under any other defined benefit plan maintained by the Employer.

                            (xiii) The term "Social Security Retirement
                       Age" shall mean the age used as the retirement age under Section 216(l) of the federal Social Security Act, without regard to any age increase factor and as if the early retirement age under Section 216(l)(2) were 62.

                       (c) Limitations on Allocations Under the Plan.
                           -----------------------------------------
               Notwithstanding any other provision of the Plan to the contrary, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Defined Contribution Maximum Permissible Amount or any other limitation contained in the Plan. If the Annual Additions to the Account of a Participant in any Limitation Year would otherwise

                                    EX99-5
               exceed such amount, the Excess Amount shall be disposed of by reducing the Salary Deferrals of a Participant and corresponding matching Employer contributions and forfeitures otherwise allocable to the Participant's Account for the Limitation Year. Amounts deemed to be forfeitures under this Paragraph (c) shall be held unallocated in a suspense account established for the Limitation Year and shall be applied against the Employer's contribution obligation for the next following Limitation year (and succeeding Limitation Years, as necessary). If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account must be allocated to Participants' Accounts (subject to the limitations set for in this Section 4.4 ) before any further Employer contributions may be made to the Plan on behalf of Participants. If a suspense account is in existence at any time during a Limitation Year pursuant to this Section 4.4, it will not participate in the allocation of the investment gains and losses on the Plan's assets.

                       (d) Limitation for Multiple Defined Contribution Plan
                           -------------------------------------------------
               Participation. If a Participant is covered by any other
               -------------
               qualified defined contribution plan (whether or not terminated) maintained by the Employer concurrently with the Plan, and if the Annual Additions for the Limitation Year would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in
               Section 4.4(c), such excess shall be reduced by first returning any employer contributions made with respect to the Participant under an employee stock ownership plan and then by returning the Salary Deferrals made on behalf of the Participant for the Limitation Year under this Plan and corresponding matching Employer contributions and the income attributable thereto as provided in Section 4.4(c). If the limitation contained in Section 4.4(c) is still not satisfied after returning all of such contributions, then the Employer contributions and forfeitures for the Limitation Year under any other plans that have been contributions and forfeitures for the Limitation Year under such other plans that have been allocated to the Participant shall be reduced and disposed of as provided in any such other plans.

                       (e) Limitation for Defined Benefit Plan
                           -----------------------------------
               Participation. For Limitation Years beginning prior to January
               -------------
               1, 2000, if a Participant in the Plan is also covered by a qualified defined benefit plan (whether or not terminated) maintained by the Employer, in no event shall the sum of the Defined Benefit Fraction and the Defined Contribution Fraction exceed 1.0 in any Limitation Year.

                       (f) Scope of Limitations. The limitations contained
                           --------------------
               in Paragraphs (c), (d), and (e) of this Section 4.4 shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Section 415(k) of the Code and all such defined contribution plans (whether or not terminated) of the Employer shall be treated as one defined contribution plan and all such

                                    EX99-6
               defined benefit plans (whether or not terminated) of the Employer shall be treated as one defined benefit plan.

         11. Sections 4.5 and 4.6 of the Plan are hereby deleted effective January 1, 1998, in their entirety.

         12. Article V of the Plan is hereby amended effective January 1, 1998, to provide as follows:

                                   ARTICLE V

                             TOP-HEAVY PROVISIONS
                             --------------------

               5.1  Applicability. Notwithstanding any other provision to the
                    -------------
               contrary, in the event the Plan is deemed to be a top-heavy plan for any Plan Year, the provisions contained in this
               Article V with respect to vesting and contributions made by the Employer shall be applicable with respect to such Plan Year. In the event that the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined to no longer be a top-heavy plan, the vesting and the contribution provisions in effect immediately preceding the Plan Year in which the Plan was determined to be a top-heavy plan shall again become applicable as of such subsequent determination date.

               5.2  Top-Heavy Definitions.  Notwithstanding the definitions
                    ---------------------
               set forth in Article I, the following definitions shall be applicable to this Article V.

                       (a)   The term "Compensation" shall have the meaning
                                       ------------
               set forth in Treas. Reg. Section 1.415-2(d).

                       (b) The term "Determination Date" shall mean for any
                                     ------------------
               Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year and for the first Plan Year of the Plan, the last day of that Plan Year.

                       (c) The term "Employer" shall mean the Company and
                                     --------
               all Members of a Controlled Group.

                       (d) The term "Key Employee" shall mean any Employee
                                     ------------
               or former Employee (and the beneficiaries of such Employer) who at any time during the Plan Year and any of the four preceding Plan Years was an officer of the Employer with annual compensation greater than 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner) under Section 318 of the Code) of one of the ten largest interests in the Employer with compensation greater than 100 percent of the limitation under Section 415(b)(1)(A) of the Code, a 5 percent owner of the Employer, or a 1 percent owner of the Employer with annual compensation of more than $150,000.

                                    EX99-7

                       (e) The term "Permissive Aggregation Group" shall
                                     ----------------------------
               mean the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code.

                       (f) The term "Present Value" shall mean for purposes
                                     -------------
               of computing present value calculations in determining the Top-Heavy Ratio, present value calculations based on the actuarial assumptions as stated in the applicable plan.

                       (g) The term "Required Aggregation Group" shall mean
                                     --------------------------
               (a) each tax qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan terminated), and (b) any other tax qualified plan of the Employer which enables a plan described in clause (a) to meet the requirements of Section 401(a)(4) or 410 of the Code.

                       (h) The term "Super Top-Heavy Group" with respect to
                                     ---------------------
               a particular Plan Year shall mean a Required or Permissive Aggregation Group that, as of the Determination Date, would qualify as a Top-Heavy Group under the definition in Paragraph
               (j) of this Section 5.2 with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition.

                       (i) The term "Super Top-Heavy Plan" with respect to a
                                     --------------------
               particular Plan Year shall mean a plan that, as of the Determination Date, would qualify as a Top-Heavy Plan under the definition in Paragraph (k) of this Section 5.2 with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition. A plan is also a "Super Top-Heavy Plan" if it is part of a Super Top-Heavy Group.

                       (j) The term "Top-Heavy Group" with respect to a
                                     ---------------
               particular Plan Year shall mean a Required or Permissive Aggregation Group if the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the account balances of Key Employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

                       (k) The term "Top-Heavy Plan" with respect to a
                                     --------------
               particular Plan Year shall mean the Plan if any of the following conditions exist:

                            (i) If the Top-Heavy Ratio for the Plan
                       exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

                                    EX99-8

                            (ii) If the Plan is a part of a Required
                       Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

                            (iii) If the Plan is a part of a Required
                       Aggregation Group and part of a Permissive
                       Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

                       (l) The term "Top-Heavy Ratio" shall mean:
                                     ---------------
                            (i) While the Employer maintains one or more
                       defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Section 416 of the Code. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code.

                            (ii) While the Employer maintains one or
                       more defined contribution plans (including any simplified employee pension plans) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with subparagraph
                       (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with subparagraph (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date, all determined in accordance with Section 416 of the Code. The accrued benefits under a defined

                                    EX99-9
                       benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

                            (iii) For purposes of subparagraphs (i) and
                       (ii) above, the value of account balances and the present value of accrued benefits shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not performed services for the Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Date that falls within the same calendar year.

                       (m) The term "Valuation Date" shall mean, for purposes
                                     --------------
               of computing the Top-Heavy Ratio, the Determination Date.

               5.3 Top-Heavy Minimum Allocation Rules. The following Top-
                   ----------------------------------
               Heavy Plan minimum allocation rules shall apply:

                       (a) Except as otherwise provided in Paragraph (b) and
               (c) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall be the lesser of 3 percent of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates the Plan to satisfy Section 401 of the Code, the largest percentage of compensation allocated with respect to a Key Employee for the Plan Year. Tax-Deferred Contributions cannot be used to satisfy the minimum contributions for non-Key Employees under
               Section 416 of the Code. Furthermore, in making the determination of the percentage at which contributions are made for the Key Employee with the highest percentage, Tax-Deferred Contributions on behalf of Key Employees shall be taken into account.

                       (b) The provisions in paragraph (a) shall not apply
               to any Participant who is not actively employed as an Employee by the Employer on the last day of the Plan Year for which the minimum allocation is to be made.

                                    EX99-10

                       (c) The provisions in paragraph (a) shall not apply
               to any Participant to the extent the Participant is covered under any other plan or plans of the Employer, and by the terms of such plan or plans it is provided that the minimum allocation or benefit requirements applicable to Top-Heavy Plans shall be met in such other plan or plans. If such other plan is, or if one of such other plans is, a defined benefit plan maintained by the Employer, and such plan is a Top-Heavy Plan, the minimum benefit requirements applicable to Top-Heavy Plans shall be met under such defined benefit plan as provided therein, to the extent such benefit can be provided under such plan or plans. If such other plan is, or if one of such other plans is, a defined contribution plan maintained by the Employer, and such plan is a Top-Heavy Plan, the minimum allocation requirements shall be met under such plan, except as may be otherwise provided in such other plan. The application and administration of the minimum allocation or benefit requirements for Top-Heavy Plans shall be satisfied in a manner so as to only satisfy the minimum allocation/benefit requirements as permissible and so as to avoid any duplication of minimum allocation/benefits for non-Key Employees, as provided under Section 416 of the Code.

               5.4 Top-Heavy Vesting Schedule. A Participant shall be
                   --------------------------
               entitled to the vested interest in his Account attributable to Employer contributions calculated in accordance with the provisions of Article IV (or, if greater, in accordance with the provisions of Section 5.3) determined in accordance with the following schedule if greater than under Article III:

                   Years of Service                          Vested Percentage
                   ----------------                          -----------------
                      Less than 2                                     0%
                      2 but less than 3                              20%
                      3 but less than 4                              40%
                      4 but less than 5                              60%
                      5 but less than 6                              80%
                      6 or more                                     100%

               If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule set forth above shall continue to apply in determining the rights to benefits of any Participant who had at least three years of Service as of December 31 in the last Plan Year in which the Plan was a Top-Heavy Plan. For other Participants, such schedule shall apply only to that portion of their Account that became vested under the vesting schedule set forth above as of such December 31.

               5.5 Top-Heavy Compensation Limitation. The annual compensation
                   ---------------------------------
               of any Participant to be taken into account under the Plan during any Plan Year in which the Plan is determined to be a Top-Heavy Plan shall not exceed the limitation on Compensation set forth in the second paragraph of Section 1.9.

               5.6 Top-Heavy Plan/Benefit Limitations. In any Plan Year
                   ----------------------------------
               beginning prior to January 1, 2000, in which the Plan is a Top-Heavy

                                    EX99-11

               Plan, the denominators of the defined benefit fraction and the defined contribution fraction (as such terms are used in applying the benefit limitation provisions of Section 415 of the Code) shall be computed using 100 percent of the dollar limitation instead of 125 percent.

         13. The first sentence of Section 6.1 of the Plan is hereby deleted and four sentences are substituted in place thereof to provide as follows:

               The Company shall cause at least three investment funds to be established and maintained at all times. Each such fund shall be diversified and have different risk and return characteristics from the other Funds. Any fund which invests in investments with restrictions regarding funds to which investment transfers may be made or to which a minimum investment period is applicable shall not be considered as one of such requisite three investment Funds. The Plan is intended to constitute a plan described in
               Section 404(c) of ERISA and DOL Regs. Section 2550.404c-1 and insofar as the Plan complies with said Section 404(c), Plan fiduciaries shall be relieved of liability for any losses which are the direct result of investment instructions given by Participants. Notwithstanding the foregoing, to the extent that
               Section 404(c) of ERISA is not applicable, Participants shall be named fiduciaries with respect to the investment of their Accounts.

         14. Section 8.1 is hereby amended effective January 1, 1997, to provide as follows:

               8.1 Distribution at Required Beginning Date. Notwithstanding
                   ---------------------------------------
               any other provision of the Plan to the contrary, on and after January 1, 1997, payment of a retired or former Participant's benefit shall commence not later than the earlier of:

                            (i) the 60th day after the end of the Plan
                       Year in which the latest of the following dates occurs: (i) Participant's Normal Retirement Date,
                       (ii) the tenth anniversary of the date on which the Participant first became a Participant, and (iii) the date of the Participant's retirement or other termination of employment; or

                            (ii) the April 1 following the calendar year
                       in which the later of the following dates occurs: (i) the date on which the Participant attains 70-1/2, or
                       (ii) the date on which the Participant retires (except for a Participant who is a 5% owner, as defined in Section 416(i)(1)(B) of the Code, the date determined under this Paragraph (d) shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 without regard to the date of the Participant's retirement.

               All payments required under this Article VIII, shall be determined and made in accordance with the regulations under
               Section 401(a)(9) of the Code, including the minimum distribution incidental benefit

                                    EX99-12
               requirements of proposed Treas. Reg. ss.1.401(a)(9)-2, if applicable. Any non-retired Participant (other than a 5% owner) who has attained age 70-1/2 and who is receiving payment of his benefit while employed by a Member of a Controlled Group, may elect in writing in the manner, time, and form required by the Company to terminate payment of his Plan benefit otherwise payable after January 1, 1997, until after his retirement under the terms of the Plan in effect at such time. Any non-retired Participant (other than a 5% owner) who attains age 70-1/2 in 1997 or 1998, may elect in writing in the manner, time, and form required by the Company to defer payment of his Plan benefit until after his retirement pursuant to the terms of the Plan in effect at such time. Notwithstanding the foregoing, the spouse of any Participant who so elects to terminate receiving Plan benefits which are being paid in a qualified joint and survivor annuity (within the meaning of Section 417(b) of the Code) must consent to such election and acknowledge the effect of the election. If such a Participant does not make such an election or if the Participant is a 5% owner, payment of his Plan benefit shall be made or shall continue to be made to him pursuant to the provisions of this Section 8.3 in effect prior to January 1, 1997. For purposes of Section 417 of the Code, any recommencement of benefits under this Section 8.3 shall be considered a new annuity starting date.

         15. Paragraph (b) of Section 8.3 of the Plan is hereby amended to provide as follows:

                       (b) Lump Sum. Except as provided in Section 8.3(c)
                           --------
               and (d), a Participant's Account shall be distributed in one or more payments within one calendar year, as soon as practicable after his separation from service. The Committee shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which the Participant or his Beneficiary is entitled under the Plan in one lump sum payment in cash, except that with respect to distribution from the ICF Kaiser Stock Fund, the Committee may direct the Trustee to distribute to a Participant or his Beneficiary any amount to which the Participant or his Beneficiary is entitled under the ICF Kaiser Stock Fund in one lump sum payment in whole shares of qualifying employer securities (with the value of any fractional share paid in cash), cash, or a combination of both, at the election of the Participant; provided, however, that the distribution of any such cash payment shall be made not later than two months after the date that distribution of Company Stock would have occurred and shall be determined as of the value of Company Stock on such date.

         16. Paragraph (d)(2) of Section 8.3 of the Plan is hereby amended effective January 1, 1997, to provide as follow:

                       (d)(2) Notwithstanding any other provision of the
               Plan to the contrary, any rejection, or revocation of a rejection, of the automatic election of the qualified joint and survivor annuity shall be made only

                                    EX99-13
               within the 90-day period prior to the Participant's annuity starting date. Within a reasonable period of time prior to the annuity starting date, the Company shall provide each Participant with a written explanation of (1) the terms and conditions of the qualified joint and survivor annuity and its financial effect on his retirement benefit; (2) the Participant's right to waive such joint and survivor annuity;
               (3) the rights of the Participant's spouse regarding consent as described above in subparagraph (ii); and (4) the right to make and the effect of, a revocation of an election to waive the automatic qualified joint and survivor annuity. Such explanation shall be provided at least 30 days prior to distribution unless the Participant (with any applicable spousal consent) waives such 30-day requirement and distribution commences more than 7 days after such explanation is provided.

         17. Paragraph (e) of Section 8.3 of the Plan is hereby amended effective January 1, 1998, to provide as follow:

                       (e) Alternative Form of Benefit for Amounts
                           ---------------------------------------
               Attributable to Benefits Transferred From the Georgia A.
               --------------------------------------------------------
               Wilson & Associates, Inc. Retirement Plan (the "Georgia Wilson
               --------------------------------------------------------------
               Plan"). A Participant whose Account is credited with benefits
               ------
               from the Georgia Wilson Plan may elect to receive the portion of his Account attributable to such benefits from the Georgia Wilson Plan in payments over a period certain in monthly, quarterly, semiannual, or annual cash installments, which period shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

         18. Article IX of the Plan is hereby amended effective March 17, 1999, to provide as follows:


                                  ARTICLE IX

                     ADMINISTRATION AND CLAIMS PROCEDURES
                     ------------------------------------
               9.1 Authority of the Company. The Company shall be the Plan
                   ------------------------
               administrator for purposes of ERISA and the Code and shall have the authority and the power to perform the functions conferred upon it herein, subject to the limitations hereinafter set forth. The Company shall have the sole right to interpret and construe the Plan, and to determine any disputes arising thereunder, subject to the provisions of
               Section 9.3. In exercising such powers and authorities, the Company shall at all times exercise good faith, apply standards of uniform application, and refrain from arbitrary action. The Company may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Company is hereby designated as a "named fiduciary" of the Plan as such term is defined in Section 402(a)(2) of ERISA. The Company may allocate any of its responsibilities for the day to day operation and administration of the Plan to any person or persons employed by it. In addition, the Company, by action of its Board of Directors, may

                                    EX99-14
               designate a person other than itself to carry out any of such powers, authorities or responsibilities which are retained by it or granted to it by this Article IX.

               9.2 Action of Company. Any act authorized, permitted, or
                   -----------------
               required to be taken by the Company under the Plan, which has not been allocated or delegated in accordance with Section 9.1, may be taken by a majority of the members of the Board of Directors of the Company, either by vote at a meeting, or in writing without a meeting. All notices, advices, directions, certifications, approvals, and instructions required or authorized to be given by the Company under the Plan shall be in writing and signed by either (a) a majority of the members of the Board of Directors of the Company, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (b) a person who becomes authorized to act for the Company in accordance with the provisions of Section 9.1. Subject to the provisions of
               Section 9.3, any action taken by the Company which is authorized, permitted, or required under the Plan shall be final and binding upon the Company and the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Company or the Trustee.

               9.3 Claims Review Procedure. Whenever the Company decides for
                   -----------------------
               whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to a the "Claimant"), the Plan administrator shall transmit to the Claimant a written notice of the Company's decision, which shall be written in a manner calculated to be understood by the Claimant and contain a statement of the specific reasons for the denial of the claim and a restatement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Company in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Plan Administrator a written request therefor, which request shall contain the following information:

                       (a) the date on which the Claimant's request was
               filed with the Plan administrator; provided, however, that the date on which the Claimant's request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

                       (b) the specific portions of the denial of his claim
               which the Claimant requests the Plan administrator to review;

                       (c) a statement by the Claimant setting forth the
               basis upon which he believes the Plan administrator should reverse the Trustee's

                                    EX99-15
               previous denial of his claim for benefits and accept his claim as made; and

                       (d) any written material (offered as exhibits) which
               the Claimant desires the Plan administrator to examine in its consideration of his position as stated pursuant to paragraph
               (c).

               Within 60 days of the date determined pursuant to paragraph
               (a) of this Section 9.3, the Plan administrator shall conduct a full and fair review of the Company's decision denying the Claimant's claim for benefits. Within 60 days of the date of such hearing, the Plan administrator shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

               9.4 Indemnification. In addition to whatever rights of
                   ---------------
               indemnification the members of the Board of Directors of the Company, or any other person or persons to whom any power, authority, or responsibility of the Company is delegated pursuant to Section 9.1, may be entitled under the articles of incorporation, regulations, or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith.

               9.5 Administrative Expenses. The fees of the Trustee and all
                   -----------------------
               other administrative expenses of the Plan and Trust shall be paid by the Trustee from the assets of the Trust unless the Company, in its discretion, elects to pay any such fees and/or expenses.

               9.6 Voting of Company Stock in the ICF Kaiser Stock Fund. Each
                   ----------------------------------------------------
               Participant or Beneficiary who has shares of Company Stock allocated to his Account shall be a named fiduciary with respect to the voting of Company Stock held thereunder and shall have the following powers and responsibilities:

                       (a) Prior to each annual or special meeting of the
               shareholders of the Company, the Company shall cause to be sent to each Participant and Beneficiary who has Company Stock allocated to his Account and invested in the ICF Kaiser Stock Fund under the Plan a copy of the proxy solicitation material therefor, together with a form requesting confidential voting instructions, with respect to the voting of such Company Stock as well as the voting of Company Stock for which the Trustee does not receive instructions. Each such Participant and/or Beneficiary shall instruct the Trustee to vote the number of such uninstructed shares of Company Stock equal to the proportion that the number of shares of Company Stock allocated to his

                                    EX99-16

               Account and invested in the ICF Kaiser Stock Fund bears to the total number of shares of Company Stock in the Plan for which instructions are received. Upon receipt of such a Participant's or Beneficiary's instructions, the Trustee shall then vote in person, or by proxy, such shares of Company Stock as so instructed.

                       (b) The Company shall cause the Trustee to furnish to
               each Participant and Beneficiary who has Company Stock allocated to his Account and invested in the ICF Kaiser Stock Fund under the Plan notice of any tender or exchange offer for, or a request or invitation for tenders or exchanges of, Company Stock made to the Trustee. The Trustee shall request from each such Participant and Beneficiary instructions as to the tendering or exchanging of Company Stock allocated to his Account. Each Participant and Beneficiary who does not instruct the Trustee with respect to the tendering or exchanging of Company Stock allocated to his Account shall be deemed to have decided not to participate in any such tender or exchange offer. The Trustee shall provide Participants and Beneficiaries with a reasonable period of time in which they may consider any such tender or exchange offer for, or request or invitation for tenders or exchanges of, Company Stock made to the Trustee. Within the time specified by the Trustee, the Trustee shall tender or exchange such Company Stock as to which the Trustee has received instructions to tender or exchange from Participants and Beneficiaries.

                       (c) Instructions received from Participants and
               Beneficiaries by the Trustee regarding the voting, tendering, or exchanging of Company Stock shall be held in strictest confidence and shall not be divulged to any other person, including officers or employees of the Company, except as otherwise required by law, regulation or lawful process.

         19. The first sentence of Section 10.1 of the Plan is hereby amended effective March 17, 1999, by the deletion of the phrase "and the Committee".

         20. The second sentence of Section 10.3 of the Plan is hereby amended effective March 17, 1999, by the deletion of the phrase "the Committee and".

         21. The third sentence of Section 10.3 of the Plan is hereby amended effective March 17, 1999, by the deletion of the phrase "or Committee".

         22. The first sentence and third sentence of Section 10.4 of the Plan are hereby amended effective March 17, 1999, by the deletion of the phrase "and Committee".

         23. The term "Committee" is hereby deleted effective March 17, 1999, throughout the Plan and the term "Company" is hereby substituted in place thereof.


               Executed this 8th day of April, 1999.

                                        ICF KAISER INTERNATIONAL, INC.



                                        By:  /s/ Timothy P. O'Connor
                                             ---------------------------
                                             Senior Vice President and
                                             Chief Financial Officer

                                    EX99-17

                                FIFTH AMENDMENT
                                    TO THE
                        ICF KAISER INTERNATIONAL, INC.
                              SECTION 401(K) PLAN



         WHEREAS, the ICF Kaiser International, Inc. Section 401(k) Plan (hereinafter referred to as the "Plan") was established effective as of March 1, 1989, by ICF Kaiser International, Inc. (hereinafter referred to as the "Company"); and

         WHEREAS, the Plan was most recently restated as of January 1, 1998; and

         WHEREAS, the restated Plan was amended subsequently on four occasions; and

         WHEREAS, the Company desires to amend the Plan again;

         NOW, THEREFORE, effective as of April 7, 1999, the Plan is hereby amended in the respects hereinafter set forth.

         1.    Section 2.6 is hereby amended to provide as follows:

               2.6 Cessation of Coverage of Certain Participants. Effective as
                   ---------------------------------------------
               of the date of the Closing with respect to the sale of the Environment and Facilities Management Group ("EFM Group") of the Company to The IT Group, Inc., coverage under the Plan shall be closed to any individual employed by, or at a facility of, the EFM Group and effective as of the date of the Closing with respect to the sale by the Company of the majority of capital stock of ICF Consulting Group, Inc. ("ICF Consulting Group") to ICF Consulting Group Holdings, LLC or any other unrelated entity, coverage under the Plan shall be closed to any individual employed by, or at a facility of, ICF Consulting Group.

         2.    Article VIII of the Plan is hereby amended by the addition of
Section 8.10 at the end thereof to provide as follows:

               8.10 Transfer to ICF Consulting Plan. As soon as practicable
                    -------------------------------
               after the date of the Closing with respect to the sale by the Company of the majority of its capital stock of ICF Consulting Group to ICF Consulting Group Holdings, LLC or any other unrelated entity, the Account balances of Participants who are employed by ICF Consulting Group after such date shall be transferred to a tax-qualified defined contribution plan established by ICF Consulting Group (the "ICF Plan") to be held and maintained thereafter in accordance with the terms of the ICF Plan.


               Executed this 25th day of June, 1999.

                                           ICF KAISER INTERNATIONAL, INC.



                                           By:  /s/ Timothy P. O'Connor
                                               ----------------------------
                                               Senior Vice President and
                                               Chief Financial Officer

                                    EX99-18